UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

Commission File Number 000-31395

VillageEDOCS

(Exact name of registrant as specified in its charter)

CALIFORNIA	33-0668917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14471 CHAMBERS RD. STE. 105 TUSTIN CA	92780
(Address of principal executive offices)	(Zip Code)

(714) 734-1030

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On April 28, 2005, the Registrant and its three executive officers, K. Mason Conner, H. Jay Hill, and Michael A. Richard (the "Executives"), entered into agreements to amend their respective Executive Employment Agreements dated as of June 10, 2004.

The agreements were amended pursuant to the requirements of Section 6.14 of the Note Purchase Agreement dated April 13, 2005 by and between the Registrant and Barron Partners LP previously filed as Exhibit 4.5 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2005.

Pursuant to the amended Executive Employment Agreements, the Executives agreed to remove the anti-dilution right from their respective agreements.  Messrs. Conner and Hill agreed to modify an incentive bonus provision and accept a lower cap on the number of salary payments due upon involuntary termination.  To partially offset the reduction in benefits, the Registrant agreed to extend the terms of the agreements for Messrs. Conner and Hill by an additional year, and to increase the annual base salary amounts for each of Messrs. Conner, Hill, and Richard to $180,000, $150,000, and $100,000, respectively.

Item 9.01 Financial Statements and Exhibits.

 (c)     Exhibits

Exhibit number	Description
-------------------	---------------------------------------------------------------
10.1	Amendment No. 1 to Executive Employment Agreement dated April 28, 2005 by and between the Registrant and K. Mason Conner.*
10.2	Amendment No. 1 to Executive Employment Agreement dated April 28, 2005 by and between the Registrant and H. Jay Hill.*
10.3	Amendment No. 1 to Executive Employment Agreement dated April 28, 2005 by and between the Registrant and Michael A. Richard.*

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      April 29, 2005                                                 VILLAGEEDOCS

                                                                                          By:  /s/   Michael A. Richard
                                                                                          Print Name:  Michael A. Richard
                                                                                          Title:  Chief Financial Officer